Exhibit 23.1

We consent to the inclusion in the Registration Statement (Form S-1/A2) of RealEstate Pathways, Inc. of our report dated December 12, 2011, with respect to the balance sheet as of October 31, 2011, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the period from inception on September 30, 2011 to October 31, 2011 to be included in this Registration Statement.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
February 10, 2012 ___________________________________
Date